UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

ANVI GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188648	33-1226144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1135 Kildaire Farm Road, Suite 319-4
Cary, NC	27511
(Address of principal executive offices)	(Zip Code)

(919) 439-4448
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 4, 2026, the holder of 72,000,000 shares of Common Stock, representing approximately 60.03% of the 119,950,000 total issued and outstanding shares of voting capital stock of ANVI Global Holdings, Inc. (the “Company”), executed a Written Consent in lieu of a special meeting of stockholders (the “Stockholder Consent”).

The Stockholder Consent approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effectuate a structural reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of one-for-twenty (1-for-20) (the “Reverse Stock Split”). The Board of Directors of the Company previously approved, adopted, and declared advisable the Reverse Stock Split and recommended it to the stockholders on August 29, 2026.

Pursuant to Section 78.320 of the Nevada Revised Statutes and the Company’s governing documents, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, the written approval by the majority stockholder is sufficient to adopt the Reverse Stock Split under Nevada law without a physical meeting or vote of the remaining stockholders.

In accordance with rules and regulations promulgated under the Securities Exchange Act of 1934, specifically SEC Rule 14c-2, the Company will file and distribute a Schedule 14C Information Statement to its non-consenting stockholders of record. The Reverse Stock Split cannot become mechanically effective in the marketplace until at least twenty (20) calendar days after a Definitive Information Statement on Schedule 14C has been completely mailed and distributed to our stockholders of record. The final implementation and market effective date of this transaction remain strictly subject to SEC Schedule 14C clearance and FINRA approval.

Item 8.01 Other Events.

Our Common Stock is quoted on the OTCQB Venture Market under the symbol “ANVI.” On June 6, 2026, the Company received a formal deficiency notice from OTC Markets Group Inc. stating that the Company’s minimum closing bid price fell below $0.01 for 30 consecutive calendar days, thereby failing to satisfy the Continued Eligibility Criteria under OTCQB Rules Section 2.1(A). The notice established an initial compliance cure deadline of October 5, 2026.

Following receipt of the notice, the Company evaluated a proposed corporate transaction to inject an exploration mining asset directly onto the Company’s balance sheet as a capital contribution. Management intended to completely finalize the mechanical asset transfer within the window; however, the definitive exploration and technical phase of the mine could not be completed within that anticipated timeframe. This delay was severely compounded by unexpected regional geopolitical tensions, which temporarily halted field operations and international technical clearings.

Recognizing that these compliance and operational hurdles had indefinitely delayed the asset transaction, management pivoted to a structural reverse stock split adjustment to definitively address the bid price requirement and avoid a listing downgrade to the OTC Pink Open Market. Concurrently with the filing of this Current Report, the Company is submitting an update notification to the FINRA Corporate Actions Gateway and transmitting a formal request to OTC Markets Group Compliance for a 60-day listing cure period extension. The reverse stock split transaction is strictly subject to SEC Schedule 14C clearance and FINRA approval.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Board of Directors Written Resolutions dated August 29, 2026.
	10.2	Stockholder Written Consent in Lieu of a Special Meeting dated September 4, 2026.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANVI GLOBAL HOLDINGS, INC.

September 11, 2026	By:	/s/ Rama Mohan R. Busa
Name: Rama Mohan R. Busa
Title: Chief Executive Officer & Sole Director